NEWS RELEASE
CKE RESTAURANTS, INC. REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR FISCAL 2011

CARPINTERIA, Calif. — April 14, 2011 — CKE Restaurants, Inc. announced today its financial results for the fourth quarter and fiscal year ended January 31, 2011. The Company expects to file its Annual Report on Form 10-K for fiscal 2011 with the Securities and Exchange Commission (“SEC”) on Friday, April 15, 2011 after the close of the financial markets.

The fourth quarter and fiscal year ended January 31, 2011, included 13 weeks and 53 weeks, respectively, as compared to 12 weeks and 52 weeks in the fourth quarter and fiscal year ended January 25, 2010. As previously reported, on July 12, 2010, CKE Holdings, Inc., formerly known as Columbia Lake Acquisition Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Merger”). As of January 31, 2011, the purchase price allocation related to the Merger remains preliminary and could change materially in subsequent periods. Any subsequent changes to the purchase price allocation that result in material changes to the consolidated financial results will be adjusted retrospectively.

The Company’s results of operations for fiscal 2011 and related information have been prepared by adding the results of operations for the twenty-nine weeks ended January 31, 2011 (the “Successor” period) and the twenty-four weeks ended July 12, 2010, which precedes the Merger (the “Predecessor” period), and are compared to the Predecessor results for fiscal 2010. This combined presentation does not comply with generally accepted accounting principles; however, the Company believes that it provides a meaningful method of comparison. The discussion of the Company’s fourth quarter results compares the results of operations for the Successor thirteen weeks ended January 31, 2011 to the Predecessor twelve weeks ended January 25, 2010.

Company-Operated Same-Store Sales and Average Unit Volumes

Blended same-store sales increased 2.3% in the fourth quarter of fiscal 2011. Hardee’s® same-store sales increased 5.7%, and Carl’s Jr.® same-store sales declined 0.4%.

Fiscal 2011 blended same-store sales declined 0.8%. Hardee’s same-store sales increased 4.4%, and Carl’s Jr. same-store sales declined 4.8%.

	Q4		Fiscal Year
Brand	FY11	FY10	FY11	FY10
Carl’s Jr.	-0.4%	-8.7%	-4.8%	-6.2%
Hardee’s	5.7%	-2.5%	4.4%	-0.9%
Blended	2.3%	-6.0%	-0.8%	-3.9%

At the end of fiscal 2011, the fifty-two week average unit volumes for Carl’s Jr. and Hardee’s were $1,375,000 and $1,054,000, respectively.

To date, the Company’s first quarter of fiscal 2012 blended same-store sales are tracking positive in the low- to mid- single digit range.

Fourth Quarter Results

The Company reported total revenue of $297.0 million for the fiscal 2011 fourth quarter, a decrease of $14.7 million, or 4.7%, compared to the fiscal 2010 fourth quarter. The decrease was attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010, partially offset by the impact of an additional week in the fiscal 2011 fourth quarter. Total revenue, excluding both the Carl’s Jr. distribution center revenue in the prior year quarter and the impact of the additional week, increased by $7.2 million, or 2.7%. The Company estimates the additional week in the fiscal 2011 fourth quarter added approximately $22 million to revenue and approximately $2 million to Adjusted EBITDA.

“Hardee’s continued to generate strong same-store sales results during the fourth quarter. Including period 13, Hardee’s has now had twelve consecutive periods of positive same-store sales. Carl’s Jr. fourth quarter same-store sales results showed significant sequential improvement over the third quarter. We are pleased to have generated $37.1 million of Adjusted EBITDA in the fourth quarter,” said Andrew F. Puzder, Chief Executive Officer.

Company-operated restaurant-level adjusted EBITDA margin was flat when compared to the prior year quarter at 17.1%. Food and packaging costs increased 50 basis points as a result of higher commodity costs for beef, pork and cheese, and there were slight increases in advertising and in occupancy and other costs (excluding depreciation and amortization). These increases were offset by a 60 basis point decrease in labor costs primarily due to the impact of sales leverage at Hardee’s restaurants and lower employer payroll taxes due to favorable payroll tax legislation which expired on December 31, 2010. Refer to the further discussion of company-operated restaurant-level adjusted EBITDA margin under the heading “Non-GAAP Measures” below.

Adjusted EBITDA was $37.1 million in the fiscal 2011 fourth quarter compared to $32.8 million in the same quarter of the prior year. Excluding the estimated impact of the additional week, fourth quarter Adjusted EBITDA increased by $2.3 million over the prior year fourth quarter. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of net (loss) income to Adjusted EBITDA.

Fiscal 2011 Results

The Company reported total revenue of $1,330.6 million for fiscal 2011, a decrease of $88.1 million, or 6.2%, compared to fiscal 2010. The decrease was primarily attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010, partially offset by the impact of a fifty-third week in fiscal 2011. Total revenue, excluding both the Carl’s Jr. distribution center revenue and the impact of the additional week, decreased by $5.2 million, or 0.4%. The Company estimates the additional week in fiscal 2011 added approximately $22 million to revenue.

Adjusted EBITDA for fiscal 2011 was $164.9 million, as compared to $167.0 million for fiscal 2010. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of net (loss) income to Adjusted EBITDA.

As of January 31, 2011, cash and cash equivalents were $42.6 million and the Company had $65.1 million available under its credit facility.

Capital expenditures for fiscal 2011 were $63.1 million, of which $35.8 million related to new store openings, dual-branding and remodeling projects. Capital expenditures for fiscal 2010 were $102.4 million. For fiscal 2012, the Company expects capital expenditures to be between $60.0 million and $70.0 million.

As of January 31, 2011, the Company’s system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	423	466	1	890
Franchised	674	1,226	10	1,910
Licensed	152	207	—	359

Total	1,249	1,899	11	3,159

Conference Call Information

The Company will host its fourth quarter and fiscal 2011 conference call on Friday, April 15, 2011, at 6:00 a.m. (PDT). The dial in information is as follows: (973) 500-2164 U.S. and international. The conference ID is 58961164. You may also access the conference call via the Company’s website at www.ckr.com under “Investors”.

Company Overview

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of fiscal 2011, the Company, through its subsidiaries, had a total of 3,159 franchised, licensed or company-operated restaurants in 42 states and in 18 countries. For more information about CKE, please visit www.ckr.com.

Estimated Impact of Additional Week

The Company’s fiscal year ends on the last Monday in January in each year, which resulted in an extra week during fiscal 2011. As a result, the fourth quarter and fiscal year ended January 31, 2011, included 13 weeks and 53 weeks, respectively, as compared to 12 weeks and 52 weeks in the fourth quarter and fiscal year ended January 25, 2010.

Management has estimated the impact of the additional week on its operating results by analyzing the last accounting period of fiscal 2011, excluding the impact of certain year-end and quarter-end adjustments, and making various assumptions that were deemed reasonable and appropriate.

Forward-looking Statements

Matters discussed in this press release contain forward-looking statements, including those relating to the Company’s financial condition and results of operations as well as the Company’s expected capital expenditures, which are based on management’s current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in food, packaging and supply costs; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors, the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Beth Mansfield, Public Relations
Phone : (805) 745-7741, E-mail, bmansfield@ckr.com

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)
	Successor	Predecessor

	Thirteen Weeks Ended	Twelve Weeks Ended

	January 31, 2011	January 25, 2010

Revenue:
Company-operated restaurants	$262,705	$236,820
Franchised and licensed restaurants and other	34,338	74,925

Total revenue	297,043	311,745

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	77,122	68,417
Payroll and other employee benefits	77,557	71,429
Occupancy and other	64,503	58,600

Total restaurant operating costs	219,182	198,446
Franchised and licensed restaurants and other	16,873	57,170
Advertising	14,753	12,992
General and administrative	34,829	30,074
Facility action charges, net	590	1,673
Other operating expenses, net (1)	174	—

Total operating costs and expenses	286,401	300,355

Operating income	10,642	11,390
Interest expense	(19,650)	(4,420)
Other income, net	693	944

(Loss) income before income taxes	(8,315)	7,914
Income tax benefit	(2,715)	(7,482)

Net (loss) income	$(5,600)	$15,396

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs.

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)
			Successor/
	Successor	Predecessor	Predecessor	Predecessor
	Twenty-Nine Weeks		Fifty-Three Weeks	Fifty-Two Weeks
	Ended January 31,	Twenty-Four Weeks	Ended January 31,	Ended January 25,
	2011	Ended July 12, 2010	2011	2010
Revenue:
Company-operated restaurants	$598,753	$500,531	$1,099,284	$1,084,474
Franchised and licensed restaurants and other	79,773	151,588	231,361	334,259

Total revenue	678,526	652,119	1,330,645	1,418,733

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	176,310	148,992	325,302	310,483
Payroll and other employee benefits	173,497	147,187	320,684	312,571
Occupancy and other	147,872	119,076	266,948	260,061

Total restaurant operating costs	497,679	415,255	912,934	883,115
Franchised and licensed restaurants and other	38,590	115,089	153,679	253,850
Advertising	34,481	29,647	64,128	64,443
General and administrative	84,347	58,806	143,153	133,135
Facility action charges, net	1,497	590	2,087	4,695
Other operating expenses, net (1,2)	20,003	10,249	30,252	—

Total operating costs and expenses	676,597	629,636	1,306,233	1,339,238

Operating income	1,929	22,483	24,412	79,495
Interest expense	(43,689)	(8,617)	(52,306)	(19,254)
Other income (expense), net (3)	1,677	(13,609)	(11,932)	2,935

(Loss) income before income taxes	(40,083)	257	(39,826)	63,176
Income tax (benefit) expense	(11,341)	7,772	(3,569)	14,978

Net (loss) income	$(28,742)	$(7,515)	$(36,257)	$48,198

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal and other costs of $20,003, $13,691, and $33,694 for the twenty-nine weeks ended January 31, 2011 (Successor), twenty-four weeks ended July 12, 2010 (Predecessor), and fifty-three weeks ended January 31, 2011 (Successor/Predecessor), respectively.

(2) The twenty-four weeks ended July 12, 2010 (Predecessor) and fifty-three weeks ended January 31, 2011 (Successor/Predecessor) also include a $3,442 gain on the sale of the distribution center assets.

(3) Other income (expense), net includes transaction-related costs, related to the termination of a prior merger agreement of $14,283 for both the twenty-four weeks ended July 12, 2010 (Predecessor) and fifty-three weeks ended January 31, 2011 (Successor/Predecessor).

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par values)
(Unaudited)

	Successor	Predecessor
	January 31, 2011	January 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$42,586	$18,246
Accounts receivable, net	27,300	35,016
Related party trade receivables	216	5,037
Inventories	14,526	24,692
Prepaid expenses	14,062	13,723
Assets held for sale	196	500
Advertising fund assets, restricted	18,464	18,295
Deferred income tax assets, net	15,980	26,517
Other current assets	4,065	3,829

Total current assets	137,395	145,855
Notes receivable, net	172	1,075
Property and equipment, net	623,580	568,334
Property and equipment under capital leases, net	34,741	32,579
Deferred income tax assets, net	—	40,299
Goodwill	197,120	24,589
Intangible assets, net	462,733	2,317
Other assets, net	24,319	8,495

Total assets	$1,480,060	$823,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$29	$12,262
Current portion of capital lease obligations	7,441	7,445
Accounts payable	41,442	65,656
Advertising fund liabilities	18,464	18,295
Other current liabilities	79,520	95,605

Total current liabilities	146,896	199,263
Bank indebtedness and other long-term debt, less current portion	589,987	266,202
Capital lease obligations, less current portion	41,198	43,099
Deferred income tax liabilities, net	164,847	—
Other long-term liabilities	113,215	78,804

Total liabilities	1,056,143	587,368

Stockholders’ equity:
Predecessor: Common stock, $0.01 par value; 100,000,000 shares authorized; 55,290,626 shares issued and outstanding as of January 25, 2010	—	553
Successor: Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of January 31, 2011	—	—
Additional paid-in capital	452,659	282,904
Accumulated deficit	(28,742)	(47,282)

Total stockholders’ equity	423,917	236,175

Total liabilities and stockholders’ equity	$1,480,060	$823,543

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA represents income (loss) before income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, the effects of acquisition accounting adjustments, and certain non-cash and unusual items. The Company calculates Adjusted EBITDAR by adjusting Adjusted EBITDA to exclude the Company’s aggregate cash rent expense, less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Management uses Adjusted EBITDA and Adjusted EBITDAR because it believes that they are important measures of operating performance. In particular, management considers Adjusted EBITDA and Adjusted EBITDAR to be useful financial measures that highlight trends in the Company’s business and provide a comparable measure of profitability of similar enterprises. In addition, management believes that Adjusted EBITDA and Adjusted EBITDAR are effective, when used in conjunction with net (loss) income or income (loss) before income taxes, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information to potential investors and analysts because these measures provide insight into management’s evaluation of the Company’s results of operations. The calculations of Adjusted EBITDA and Adjusted EBITDAR may not be consistent with “EBITDA” and “EBITDAR” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA and Adjusted EBITDAR are not measures of financial performance under U.S. GAAP, are not intended to represent cash flows from operations under U.S. GAAP and should not be used as alternatives to net (loss) income, or income (loss) before income taxes, as indicators of operating performance, or as alternatives to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA and Adjusted EBITDAR by using them only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDAR are:

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash requirements for such replacements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, the Company’s working capital requirements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness; and

•	Adjusted EBITDAR does not reflect the cash necessary to make payments of rent under the Company’s lease obligations.

While Adjusted EBITDA and Adjusted EBITDAR are frequently used as measures of operations and the ability to meet indebtedness service requirements, these measures as calculated by the Company are not necessarily directly comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CKE RESTAURANTS, INC.
ADJUSTED EBITDA AND ADJUSTED EBITDAR
(in thousands)
(Unaudited)

			Successor/
	Successor	Predecessor	Predecessor	Predecessor	Successor
					Estimated
	Thirteen	Twelve	Fifty-Three	Fifty-Two	Impact of
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended	One Week Ended
					January
	January	January 25,	January 31,	January 25,	31, 2011
	31, 2011	2010	2011	2010	(7)
Net (loss) income	$(5,600)	$15,396	$(36,257)	$48,198	$(1,000)

Interest expense	19,650	4,420	52,306	19,254	1,000
Income tax (benefit) expense	(2,715)	(7,482)	(3,569)	14,978	—
Depreciation and amortization	18,634	16,747	76,620	71,064	1,000
Facility action charges, net	590	1,673	2,087	4,695	—
Gain on sale of distribution center assets	—	—	(3,442)	—	—
Transaction-related costs (1)	174	823	47,977	823	—
Management fees (2)	623	—	1,260	—	—
Share-based compensation expense (3)	1,194	1,914	17,956	8,156	—
Losses on asset and other disposals	3,971	989	6,438	2,341	—
Difference between U.S. GAAP rent and cash rent	139	(849)	2,360	989	—
Cost savings (4)	—	211	970	1,510	—
Other, net (5)	420	(1,073)	241	(5,034)	1,000

Adjusted EBITDA	37,080	32,769	164,947	166,974	2,000
Net rent (6)	12,683	11,387	49,773	46,509	1,000
Adjusted EBITDAR	$49,763	$44,156	$214,720	$213,483	$3,000

(1) Transaction-related costs include investment banking, legal, and other costs related to the Merger, as well as costs related to the termination of a prior merger agreement.
(2) Represents the amounts associated with the management services agreement with Apollo Management VII, L.P. for on-going investment banking, consulting, and financial planning services, which are included in general and administrative expense.
(3) Share-based compensation expense includes $12,108 resulting from accelerated vesting of stock options and restricted stock awards in connection with the Merger for the fifty-three weeks ended January 31, 2011 and is included in general and administrative expense.
(4) Cost savings reflects pro-forma cost savings amounts expected to be realized as a result of becoming a privately held company.
(5) Other, net includes the net impact of purchase accounting, executive retention bonus, disposition business expense, and adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.
(6) Represents aggregate cash rent expense of the Company less rental income from franchisees and third parties, subject to certain adjustments and exclusions.
(7) All estimates related to the impact of the additional week have been rounded to the nearest million dollars. Refer to the further discussion of management’s estimates under the heading “Estimated Impact of Additional Week” above.

Company-Operated Restaurant-Level Non-GAAP Measures

Company-operated restaurant-level adjusted EBITDA is expressed in dollars and defined as company-operated restaurants revenue less restaurant operating costs excluding depreciation and amortization expense and including advertising expense. Restaurant operating costs are the expenses incurred directly by company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Company-operated restaurant-level adjusted EBITDA margin is expressed as a percentage and defined as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin are non-GAAP measures utilized by management internally to evaluate and compare the Company’s operating performance for company-operated restaurants between periods. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures. These non-GAAP measures have certain limitations including the following:

•	Because not all companies calculate these measures identically, the Company’s presentation of such measures may not be comparable to similarly titled measures of other companies;

•	These measures exclude certain general and administrative and other operating costs, which should also be considered when assessing the Company’s operating performance; and

•	These measures exclude depreciation and amortization, and although they are non-cash charges, the assets being depreciated or amortized will often have to be replaced and new investments made to support the operations of the Company’s restaurant portfolio.

The following is a reconciliation of company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin (unaudited):

Company-operated restaurant-level adjusted EBITDA	Successor	Predecessor

	Thirteen Weeks Ended	Twelve Weeks Ended

	January 31, 2011	January 25, 2010

Company-operated restaurants revenue	$262,705	$236,820
Less: restaurant operating costs	(219,182)	(198,446)
Add: depreciation and amortization expense	16,037	15,111
Less: advertising expense	(14,753)	(12,992)

Company-operated restaurant-level adjusted EBITDA	$44,807	$40,493

Company-operated restaurant-level adjusted EBITDA margin	17.1%	17.1%

Company-operated restaurant-level adjusted EBITDA	Successor/Predecessor	Predecessor

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended

	January 31, 2011	January 25, 2010

Company-operated restaurants revenue	$1,099,284	$1,084,474
Less: restaurant operating costs	(912,934)	(883,115)
Add: depreciation and amortization expense	67,288	63,096
Less: advertising expense	(64,128)	(64,443)

Company-operated restaurant-level adjusted EBITDA	$189,510	$200,012

Company-operated restaurant-level adjusted EBITDA margin	17.2%	18.4%